UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2005 (August 16, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2005, Chesapeake Energy Corporation (the “Company”) entered into a Purchase Agreement with Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Lehman Brothers Inc., and UBS Securities LLC., as representatives (the “Representatives”) of several Purchasers, to sell to the Purchasers $500 million principal amount of the Company’s 6.5% Senior Notes due 2017.

On August 12, 2005, the Company entered into a Purchase Agreement with the Representatives to sell to the Purchasers an additional $100 million principal amount of the Company’s 6.5% Senior Notes due 2017.

The senior notes are to be issued under an indenture dated as of August 16, 2005. A copy of the press release announcing the pricing of the 6.5% Senior Notes due 2017 was filed under Item 8.01 of our Form 8-K dated August 12, 2005.

Section 2- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective August 16, 2004, Chesapeake Energy Corporation executed an indenture for $600 million of 6.5% Senior Notes due 2017. Interest on the notes will be payable semi-annually on February 15 and August 15 of each year, commencing February 15, 2006. The notes will mature on August 15, 2017.

We may redeem some or all of the notes at any time, at the make-whole price described in the indenture.

The notes will be our senior unsecured obligations and rank equally in right of payment with all of our existing and future unsecured senior debt and senior to any subordinated unsecured debt that we may incur. The notes will be guaranteed by our existing and future guarantor subsidiaries on a senior unsecured basis. The notes will be effectively subordinated to our and our guarantor subsidiaries’ existing and future secured debt, including debt under our revolving bank credit facility, to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to the debt of any non-guarantor subsidiaries.

The following are events of default with respect to the notes:

(1) default by the Company or any subsidiary guarantor in the payment of principal of or premium, if any, on the notes when due and payable at maturity, upon repurchase pursuant to the covenants regarding sales of assets or a change of control, upon acceleration or otherwise;

(2) default by the Company or any subsidiary guarantor for 30 days in payment of any interest on the notes;

(3) default by the Company or any subsidiary guarantor in the deposit of any make-whole redemption payment;

(4) default on any other indebtedness of the Company, any subsidiary guarantor or any other subsidiary if either:

(A) such default results in the acceleration of the maturity of any such indebtedness having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other such indebtedness the maturity of which has been so accelerated, in the aggregate, or

(B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other indebtedness under which there has been a payment default, in the aggregate;

provided that if any such default is cured or waived or any such acceleration is rescinded, or such indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequent acceleration of the notes shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(5) default in the performance, or breach of, the “Limitations on Mergers and Consolidations” covenants, or in the performance, or breach of, any other covenant or agreement of the Company or any subsidiary guarantor in the indenture and failure to remedy such default within a period of 45 days after written notice thereof from the trustee or holders of 25% of the principal amount of the outstanding notes;

(6) the entry by a court of one or more judgments or orders for the payment of money against the Company, any subsidiary guarantor or any other subsidiary in an aggregate amount in excess of $50.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

(7) the failure of a guarantee by a subsidiary guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof; or

(8) certain events involving bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company.

If an Event of Default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company (other than a non-recourse subsidiary or an unrestricted subsidiary) occurs and is continuing, the principal of, and premium, if any, and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of the note, plus accrued and unpaid interest to the date of payment. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the notes and its consequences.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

4.1

Indenture dated as of August 16, 2005 among Chesapeake, as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee, with respect to 6.5% Senior Notes due 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	August 16, 2005

EXHIBIT INDEX
Exhibit No.	Document Description

4.1

Indenture dated as of August 16, 2005 among Chesapeake, as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee, with respect to 6.5% Senior Notes due 2017.

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